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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-09349, Form S-3 No. 333-85923, Form S-3 No. 333-34574 and Form S-8 No. 333-42710) of AVAX Technologies, Inc. and in the related Prospectuses of our report dated February 28, 2003, with respect to the consolidated financial statements of AVAX Technologies, Inc. and subsidiaries included in this Annual Report (Form 10-KSB) for the year ended December 31, 2002.

/s/ Ernst & Young LLP
Kansas City, Missouri March 25, 2003

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Consent of Independent Auditors